Exhibit 99.1

Academy Sports + Outdoors Reports Record Third Quarter 2021 Results
and Raises FY 2021 Guidance

Net Sales Increased 18.1%; 39.1% Growth over Two Years

Pre-Tax Income Grew 251.6% to $205.3 million

Company Raises Full Year Diluted GAAP EPS Range to $6.75 to $6.85 from $5.45 to $5.80

KATY, TEXAS (Globe Newswire — Dec. 10, 2021) – Academy Sports and Outdoors, Inc. (Nasdaq: ASO) ("Academy" or the "Company") today announced its financial results for the third quarter ended October 30, 2021. Unless otherwise indicated, comparisons are to the same period in the prior fiscal year.

Third Quarter 2021 Results
For the third quarter, net sales increased 18.1% to a third quarter record of $1.59 billion. When compared to the third quarter of 2019, sales increased 39.1%. Comparable sales were 17.9% on top of 16.5% last year, making it the 9th consecutive quarter of positive comparable sales. The Company continued to benefit from the strategic initiatives implemented to improve merchandise planning and allocation, operations, customer service and supply chain. As a result of these actions and the continued strong consumer demand for sports and outdoors products, all four product divisions saw significant growth. E-commerce sales grew 25.9% compared to the prior year quarter and 146.6% compared to the third quarter of 2019.

Gross margin increased 27.3% to $560.8 million. The gross margin rate improved by 250 basis points to 35.2%. This growth was primarily driven by higher merchandise margins resulting from effective pricing and promotions management, a favorable product mix shift and fewer clearance sales.

Selling, general and administrative ("SG&A") expenses were 21.6% of sales, a 500 basis point decrease. Compared to the third quarter of 2020 adjusted SG&A, which excludes certain initial public offering costs, SG&A leveraged 230 basis points, primarily attributable to workforce management, marketing cost efficiencies and leveraging expenses from the growth of comparable sales.

Pre-tax income increased 251.6% to $205.3 million compared to $58.4 million.

GAAP net income was $161.3 million compared to $59.6 million. Diluted earnings per share increased 132.4% to $1.72 compared to $0.74 per share last year. Pro forma adjusted net income, which excludes the impact of certain non-cash and extraordinary items, increased 122.6% to $164.1 million. Pro forma diluted earnings per share increased 92.3% to $1.75 compared to $0.91 per share.

"The Academy Sports + Outdoors team did a great job again delivering our 9th consecutive quarterly sales and profit increase," said Ken Hicks, Chairman, President and Chief Executive Officer. "We are confident that our strong assortment and value offering, coupled with our great store service, enhanced omnichannel capabilities, and resilient supply chain will enable Academy to continue to achieve excellent results through this holiday season and beyond."

Year-to-Date 2021 Results
Year-to-date, net sales increased 21.3% to $4.96 billion, while comparable sales increased 21.2%. Year-to-date sales grew 43.5% compared to 2019. E-commerce sales declined 1.5% versus 2020 and increased 203.9% compared to 2019.

Gross margin increased 43.1% to $1.77 billion. The gross margin rate improved by 540 basis points to 35.6%. This growth was primarily driven by higher merchandise margins resulting from effective pricing and promotions management, strong inventory productivity, greater product localization, fewer clearance sales and a favorable product mix shift.

The growth in gross profit and 210 basis points of expense leverage, resulted in a 208.5% increase in pre-tax income to $671.1 million compared to $217.6 million.

GAAP net income increased 143.8% to $529.6 million compared to $217.2 million. Diluted earnings per share were $5.55 compared to $2.82 per share in the prior year to date. Pro forma adjusted net income, which excludes the impact of certain non-cash and extraordinary items, increased 173.8% to $571.2 million. Pro forma diluted earnings per share were $5.98 compared to $2.70 per share in the prior year to date.

Balance Sheet Update
As of the end of the third quarter, the Company’s cash and cash equivalents totaled $401.3 million and the credit facility had no outstanding balance. Adjusted free cash flow was $84.4 million. Merchandise inventories were $1.3 billion, an increase of 22.4% compared to the prior year quarter and 18.9% higher than the second quarter of 2021.

As previously reported, on September 14, 2021, Academy's largest shareholder ("KKR") sold its remaining ownership of the Company. As part of this event, Academy purchased 4.5 million shares for approximately $200 million. Additionally, during the quarter, the Company made open market purchases of 1.2 million shares for $50 million. Year-to-date, the Company has repurchased and retired 8.9 million shares of its common stock for approximately $350 million. As of October 31, 2021, the Company had approximately $254 million remaining under its share repurchase program.

2021 Outlook
Michael Mullican, Executive Vice President and Chief Financial Officer said, “The ongoing successful execution of our strategic priorities has allowed us to achieve yet another period of record-setting sales and profitability. In addition, the strength of the entire Academy team was apparent as we were able to grow our inventory position in a challenging environment. As our initiatives continue to mature, we believe the best days at Academy are still to come. In light of these exceptional results and expectations, we are raising our annual guidance."

The Company is raising its fiscal 2021 guidance based on the strong third quarter performance, dynamic consumer trends and current visibility. The new guidance is as follows:

					% change(at mid-point)
	Updated Fiscal 2021(e) Guidance		2020	2019	vs. 2020	vs. 2019
(in millions, except per share amounts)	Low end	High end
Net Sales	$6,675	$6,740	$5,689	$4,830	18%	39%

Comparable sales	17.0%	18.0%	16.1%	(0.7)%

Income before taxes	$814	$827	$339	$123	142%	567%

Net income *	$638	$647	$309	$120	108%	435%

GAAP earnings per share-diluted	$6.75	$6.85	$3.79	$1.60	79%	325%

Non-GAAP earnings per share-diluted	$7.21	$7.31	$3.83	$1.02	90%	612%

Diluted weighted average shares outstanding	94,500	94,500	81,431	74,795
*Prior to October 1, 2020, the Company was treated as a flow through entity for U.S. income tax purposes and no federal income tax was recorded.

The earnings per share estimate reflects a tax rate of 22.0% and does not include any potential future share repurchases.

Conference Call Info
Academy will host a conference call today at 11:00 a.m. Eastern Time to discuss its financial results. Listeners may access the call by dialing 1-877-407-3982 (U.S.) or 1-201-493-6780 (International). The passcode is 13725072. A webcast of the call can be accessed at investors.academy.com.

A telephonic replay of the conference call will be available for approximately 30 days, by dialing 1-844-512-2921 (U.S.) or 1-412-317-6671 (International) and entering passcode 13725072. An archive of the webcast will be available at investors.academy.com for 30 days.

About Academy Sports + Outdoors
Academy is a leading full-line sporting goods and outdoor recreation retailer in the United States. Originally founded in 1938 as a family business in Texas, Academy has grown to 259 stores across 16 contiguous states. Academy’s mission is to provide “Fun for All” and Academy fulfills this mission with a localized merchandising strategy and value proposition that strongly connects with a broad range of consumers. Academy’s product assortment focuses on key categories of outdoor, apparel, footwear and sports & recreation through both leading national brands and a portfolio of 20 private label brands, which go well beyond traditional sporting goods and apparel offerings.

All references to "Academy," "Academy Sports + Outdoors," "we," "us," "our" or the "Company" in this press release refer to (1) prior to October 1, 2020 (the "IPO pricing date"), New Academy Holding Company, LLC, a Delaware limited liability company ("NAHC") and the prior parent holding company for our operations, and its consolidated subsidiaries; and (2) on and after the IPO pricing date, Academy Sports and Outdoors, Inc., a Delaware corporation ("ASO, Inc.") and the current parent holding company of our operations, and its consolidated subsidiaries.

On the IPO pricing date, we completed a series of reorganization transactions (the "Reorganization Transactions") that resulted in NAHC being contributed to ASO, Inc. by its members and becoming a wholly owned subsidiary of ASO, Inc. and one share of common stock of ASO, Inc. issued to then-existing members of NAHC for every 3.15 membership units of NAHC contributed to ASO, Inc. (the "Contribution Ratio"). Unless indicated otherwise, the information in this press release has been adjusted to give retrospective effect to the Contribution Ratio.

Non-GAAP Measures
Adjusted EBITDA, Adjusted EBIT, Adjusted Net Income (Loss), Pro Forma Adjusted Net Income (Loss), Pro Forma Adjusted Earnings Per Share, Adjusted Selling, General and Administrative Expenses and Adjusted Free Cash Flow have been presented in this press release as supplemental measures of financial performance that are not required by, or presented in accordance with, generally accepted accounting principles (“GAAP”). These non-GAAP measures have limitations as analytical tools. For information on these limitations, as well as information on why management believes these non-GAAP measures are useful, please see our Annual Report for fiscal year 2020 filed on April 7, 2021 (the “Annual Report”), as such limitations and information may be updated from time to time in our periodic filings with the Securities and Exchange commission (the "SEC"), which are accessible on the SEC's website at www.sec.gov.

We compensate for these limitations by primarily relying on our GAAP results in addition to using these non-GAAP measures supplementally.

See “Reconciliations of Non-GAAP to GAAP Financial Measures” below for reconciliations of non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Academy's current expectations and are not guarantees of future performance. You can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. The forward-looking statements are subject to various risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Actual results may differ materially from these expectations due to changes in global, regional or local economic, business, competitive, market, regulatory and other factors, many of which are beyond Academy's control. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in Academy's filings with the SEC, including the Annual Report, under the caption "Risk Factors," as may be updated from time to time in our periodic filings with the SEC. Any forward-looking statement in this press release speaks only as of the date of this release. Academy undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Investor Contact	Media Contact
Matt Hodges	Elise Hasbrook
VP, Investor Relations	VP, Communications
281-646-5362	281-944-6041
Matt.hodges@academy.com	Elise.hasbrook@academy.com

ACADEMY SPORTS AND OUTDOORS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Amounts in thousands, except per share data)

	Thirteen Weeks Ended
	October 30, 2021	Percentage of Sales (1)	October 31, 2020	Percentage of Sales (1)
Net sales	$1,592,795	100.0%	$1,349,076	100.0%
Cost of goods sold	1,031,957	64.8%	908,565	67.3%
Gross margin	560,838	35.2%	440,511	32.7%
Selling, general and administrative expenses	344,725	21.6%	358,955	26.6%
Operating income	216,113	13.6%	81,556	6.0%
Interest expense, net	11,424	0.7%	22,399	1.7%
Other (income) expense, net	(614)	0.0%	764	0.1%
Income before income taxes	205,303	12.9%	58,393	4.3%
Income tax (benefit) expense	43,998	2.8%	(1,193)	(0.1)%
Net income	$161,305	10.1%	$59,586	4.4%

Earnings Per Common Share:
Basic	$1.77		$0.78
Diluted	$1.72		$0.74

Weighted Average Common Shares Outstanding:
Basic	91,140		76,771
Diluted	93,844		80,714
(1) Column may not add due to rounding

ACADEMY SPORTS AND OUTDOORS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Amounts in thousands, except per share data)

	Thirty-Nine Weeks Ended
	October 30, 2021	Percentage of Sales (1)	October 31, 2020	Percentage of Sales (1)
Net sales	$4,964,658	100.0%	$4,091,797	100.0%
Cost of goods sold	3,197,623	64.4%	2,856,840	69.8%
Gross margin	1,767,035	35.6%	1,234,957	30.2%
Selling, general and administrative expenses	1,057,290	21.3%	955,591	23.4%
Operating income	709,745	14.3%	279,366	6.8%
Interest expense, net	38,130	0.8%	70,487	1.7%
(Gain) loss on early retirement of debt, net	2,239	0.0%	(7,831)	(0.2)%
Other (income), net	(1,746)	0.0%	(857)	0.0%
Income before income taxes	671,122	13.5%	217,567	5.3%
Income tax expense	141,511	2.9%	325	0.0%
Net income	$529,611	10.7%	$217,242	5.3%

Earnings Per Common Share:
Basic	$5.76		$2.94
Diluted	$5.55		$2.82

Weighted Average Common Shares Outstanding:
Basic	91,951		73,908
Diluted	95,504		77,171
(1) Column may not add due to rounding

ACADEMY SPORTS AND OUTDOORS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollar amounts in thousands, except per share data)

	October 30, 2021	January 30, 2021	October 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$401,297	$377,604	$869,725
Accounts receivable - less allowance for doubtful accounts of $1,139, $1,172 and $1,286, respectively	12,368	17,306	11,908
Merchandise inventories, net	1,325,979	990,034	1,082,907
Prepaid expenses and other current assets	44,491	28,313	25,789
Assets held for sale	1,763	1,763	1,763
Total current assets	1,785,898	1,415,020	1,992,092

PROPERTY AND EQUIPMENT, NET	358,110	378,260	382,620
RIGHT-OF-USE ASSETS	1,087,407	1,143,699	1,163,361
TRADE NAME	577,144	577,000	577,000
GOODWILL	861,920	861,920	861,920
OTHER NONCURRENT ASSETS	5,516	8,583	4,923
Total assets	$4,675,995	$4,384,482	$4,981,916

LIABILITIES AND STOCKHOLDERS' / PARTNERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$919,196	$791,404	$868,879
Accrued expenses and other current liabilities	304,488	291,351	274,612
Current lease liabilities	86,701	80,338	79,361
Current maturities of long-term debt	3,000	4,000	18,250
Total current liabilities	1,313,385	1,167,093	1,241,102

LONG-TERM DEBT, NET	683,845	781,489	1,408,885
LONG-TERM LEASE LIABILITIES	1,088,142	1,150,088	1,171,420
DEFERRED TAX LIABILITIES, NET	188,243	138,703	132,701
OTHER LONG-TERM LIABILITIES	26,386	35,126	43,244
Total liabilities	3,300,001	3,272,499	3,997,352

COMMITMENTS AND CONTINGENCIES

REDEEMABLE MEMBERSHIP UNITS	—	—	—

STOCKHOLDERS' / PARTNERS' EQUITY :
Preferred stock, $0.01 par value, authorized 50,000,000 shares; none issued and outstanding	—	—	—
Common stock, $0.01 par value, authorized 300,000,000 shares; 88,164,878; 91,114,475; and 88,103,975 issued and outstanding as of October 30, 2021, January 30, 2021, and October 31, 2020, respectively.	882	911	881
Additional paid-in capital	188,329	127,228	93,064
Retained earnings	1,188,271	987,168	895,646
Accumulated other comprehensive loss	(1,488)	(3,324)	(5,027)
Stockholders' / partners' equity	1,375,994	1,111,983	984,564
Total liabilities and stockholders' / partners' equity	$4,675,995	$4,384,482	$4,981,916

ACADEMY SPORTS AND OUTDOORS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Amounts in thousands)

	Thirty-Nine Weeks Ended
	October 30, 2021	October 31, 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$529,611	$217,242
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	77,767	79,718
Non-cash lease expense	708	14,870
Equity compensation	36,126	27,049
Amortization of terminated interest rate swaps, deferred loan and other costs	4,787	2,734
Loss on swaps from debt refinancing	—	1,330
Deferred income taxes	48,991	(11,739)
Non-cash (gain) loss on early retirement of debt, net	2,239	(7,831)
Casualty loss	—	114
Changes in assets and liabilities:
Accounts receivable, net	4,938	2,121
Merchandise inventories, net	(335,945)	16,727
Prepaid expenses and other current assets	(16,177)	(1,151)
Other noncurrent assets	2,207	245
Accounts payable	128,743	439,682
Accrued expenses and other current liabilities	34,683	44,733
Income taxes payable	(1,830)	9,590
Other long-term liabilities	(1,785)	21,784
Net cash provided by operating activities	515,063	857,218

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(58,567)	(21,915)
Purchases of intangible assets	(144)	—
Notes receivable from member	—	8,125
Net cash used in investing activities	(58,711)	(13,790)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from ABL Facility	—	500,000
Repayment of ABL Facility	—	(500,000)
Repayment of Term Loan	(101,500)	(29,653)
Debt issuance fees	(927)	(556)
Share-Based Award Payments	(11,214)	(20,724)
Distribution	—	(257,000)
Proceeds from issuance of common stock, net of Offering Costs	—	184,882
Proceeds from exercise of stock options	41,292	—
Proceeds from issuance of common stock under employee stock purchase program	945	—
Taxes paid related to net share settlement of equity awards	(15,418)	—
Repurchase of common stock for retirement	(345,837)	—
Repurchase of Redeemable Membership Units	—	(37)
Net cash used in financing activities	(432,659)	(123,088)

NET INCREASE IN CASH AND CASH EQUIVALENTS	23,693	720,340
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	377,604	149,385
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$401,297	$869,725

ACADEMY SPORTS AND OUTDOORS, INC.
RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL MEASURES
(Unaudited)
(Dollar amounts in thousands)
Adjusted EBITDA and Adjusted EBIT
We define “Adjusted EBITDA” as net income (loss) before interest expense, net, income tax expense and depreciation and amortization, further adjusted to exclude consulting fees, private equity sponsor monitoring fees, equity compensation expense, (gain) loss on early retirement of debt, net, severance and executive transition costs, costs related to the COVID-19 pandemic, payroll taxes associated with a vesting event, as a result of a secondary offering, of certain time and performance-based equity awards, both of which occurred in May 2021 (the “2021 Vesting Event”) and other adjustments. We define “Adjusted EBIT” as net income (loss) before interest expense, net, and income tax expense, further adjusted to exclude consulting fees, private equity sponsor monitoring fees, equity compensation expense, (gain) loss on early retirement of debt, net, severance and executive transition costs, costs related to the COVID-19 pandemic, payroll taxes associated with the 2021 Vesting Event and other adjustments. We describe these adjustments reconciling net income (loss) to Adjusted EBITDA and Adjusted EBIT in the following table.

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	October 30, 2021	October 31, 2020	October 30, 2021	October 31, 2020
Net income	$161,305	$59,586	$529,611	$217,242
Interest expense, net	11,424	22,399	38,130	70,487
Income tax expense	43,998	(1,193)	141,511	325
Depreciation and amortization	26,459	25,567	77,767	79,718
Consulting fees (a)	—	102	—	194
Private equity sponsor monitoring fee (b)	—	12,953	—	14,793
Equity compensation (c)	2,921	23,359	36,126	27,049
(Gain) loss on early retirement of debt, net	—	—	2,239	(7,831)
Severance and executive transition costs (d)	—	—	—	4,137
Costs related to the COVID-19 pandemic (e)	—	—	—	17,632
Payroll taxes associated with the 2021 Vesting Event (f)	—	—	15,418	—
Other (g)	595	2,965	1,309	4,894
Adjusted EBITDA	$246,702	$145,738	$842,111	$428,640
Less: Depreciation and amortization	(26,459)	(25,567)	(77,767)	(79,718)
Adjusted EBIT	$220,243	$120,171	$764,344	$348,922

(a)	Represents outside consulting fees associated with our strategic cost savings and business optimization initiatives.
(b)	Represents our contractual payments under a monitoring agreement ("Monitoring Agreement") with our former private equity sponsor Kohlberg Kravis Roberts & Co. L.P.
(c)	Represents non-cash charges related to equity based compensation, which vary from period to period depending on certain factors such as the 2021 Vesting Event, timing and valuation of awards, achievement of performance targets and equity award forfeitures.
(d)	Represents severance costs associated with executive leadership changes and enterprise-wide organizational changes.
(e)	Represents costs incurred during the thirty-nine weeks ended October 31, 2020, as a result of the COVID-19 pandemic, including temporary wage premiums, additional sick time, costs of additional cleaning supplies and third party cleaning services for the stores, corporate office and distribution centers, accelerated freight costs associated with shifting our inventory purchase earlier in the year to maintain stock, and legal fees associated with consulting in local jurisdictions. These costs were no longer added back beginning in the third quarter of 2020.
(f)	Represents cash expenses related to taxes on equity-based compensation resulting from the 2021 Vesting Event.
(g)
Other adjustments include (representing deductions or additions to Adjusted EBITDA and Adjusted EBIT) amounts that management believes are not representative of our operating performance, including investment income, installation costs for energy savings associated with our profitability initiatives, legal fees associated with our distribution to NAHC's members and our omnibus incentive plan, store exit costs and other costs associated with strategic cost savings and business optimization initiatives.

Adjusted Net Income, Pro Forma Adjusted Net Income and Pro Forma Adjusted Earnings Per Share
We define “Adjusted Net Income (Loss)” as net income (loss), plus consulting fees, private equity sponsor monitoring fees, equity compensation expense, (gain) loss on early retirement of debt, net, severance and executive transition costs, costs related to the COVID-19 pandemic, payroll taxes associated with the 2021 Vesting Event and other adjustments, less the tax effect of these adjustments. We define “Pro Forma Adjusted Net Income (Loss)” as Adjusted Net Income (Loss) less the retroactive tax effect of Adjusted Net Income at our estimated effective tax rate of approximately 25% for periods prior to October 1, 2020, the effective date of our conversion to a C-Corporation. We define “Pro Forma Adjusted Earnings per Common Share, Basic” as Pro Forma Adjusted Net Income divided by the basic weighted average common shares outstanding during the period and “Pro Forma Adjusted Earnings per Common Share, Diluted” as Pro Forma Adjusted Net Income divided by the diluted weighted average common shares outstanding during the period. We describe these adjustments reconciling net income (loss) to Adjusted Net Income (Loss), Pro Forma Adjusted Net Income (Loss), and Pro Forma Adjusted Earnings Per Share in the following table.

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	October 30, 2021	October 31, 2020	October 30, 2021	October 31, 2020
Net income	$161,305	$59,586	$529,611	$217,242
Consulting fees (a)	—	102	—	194
Private equity sponsor monitoring fee (b)	—	12,953	—	14,793
Equity compensation (c)	2,921	23,359	36,126	27,049
(Gain) loss on early retirement of debt, net	—	—	2,239	(7,831)
Severance and executive transition costs (d)	—	—	—	4,137
Costs related to the COVID-19 pandemic (e)	—	—	—	17,632
Payroll taxes associated with the 2021 Vesting Event (f)	—	—	15,418	—
Other (g)	595	2,965	1,309	4,894
Tax effects of these adjustments (h)	(686)	(71)	(13,487)	(109)
Adjusted Net Income	164,135	98,894	571,216	278,001
Estimated tax effect of change to C-Corporation status (i)	—	(25,147)	—	(69,410)
Pro Forma Adjusted Net Income	$164,135	$73,747	$571,216	$208,591

Pro Forma Adjusted Earnings per Share
Basic	$1.80	$0.96	$6.21	$2.82
Diluted	$1.75	$0.91	$5.98	$2.70
Weighted average common shares outstanding
Basic	91,140	76,771	91,951	73,908
Diluted	93,844	80,714	95,504	77,171

(a)	Represents outside consulting fees associated with our strategic cost savings and business optimization initiatives.
(b)	Represents our contractual payments under our Monitoring Agreement with our former private equity sponsor Kohlberg Kravis Roberts & Co. L.P.
(c)	Represents non-cash charges related to equity based compensation, which vary from period to period depending on certain factors such as the 2021 Vesting Event, timing and valuation of awards, achievement of performance targets and equity award forfeitures.
(d)	Represents severance costs associated with executive leadership changes and enterprise-wide organizational changes.
(e)
Represents costs incurred during the thirteen and thirty-nine weeks ended October 31, 2020, as a result of the COVID-19 pandemic, including temporary wage premiums, additional sick time, costs of additional cleaning supplies and third party cleaning services for the stores, corporate office and distribution centers, accelerated freight costs associated with shifting our inventory purchase earlier in the year to maintain stock, and legal fees associated with consulting in local jurisdictions. These costs were no longer added back beginning in the third quarter of 2020.

(f)	Represents cash expenses related to taxes on equity-based compensation resulting from the 2021 Vesting Event.
(g)
Other adjustments include (representing deductions or additions to Adjusted Net Income) amounts that management believes are not representative of our operating performance, including investment income, installation costs for energy savings associated with our profitability initiatives, legal fees associated with a distribution to NAHC's members and our omnibus incentive plan, store exit costs and other costs associated with strategic cost savings and business optimization initiatives.

(h)
For the thirteen and thirty-nine weeks ended October 30, 2021, this represents the tax effect of the total adjustments made to arrive at Adjusted Net Income at the estimated effective tax rate for the fiscal year ended January 31, 2022. For thirteen and thirty-nine weeks ended October 31, 2020, this represents the tax effect of the total adjustments made to arrive at Adjusted Net Income at our historical tax rate.

(i)	Represents the retrospective tax effect of Adjusted Net Income at our estimated effective tax rate of approximately 25% for periods prior to October 1, 2020, the effective date of our conversion to a C-Corporation, upon which we became subject to federal income taxes.

Adjusted Selling, General and Administrative Expenses
We define “Adjusted Selling, General and Administrative Expenses” as selling, general and administrative expenses, less consulting fees, private equity sponsor monitoring fees, equity compensation expense, severance and executive transition costs, costs related to the COVID-19 pandemic, payroll taxes associated with the 2021 Vesting Event and other adjustments. We describe these adjustments reconciling selling, general and administrative expenses to Adjusted Selling, General and Administrative Expenses in the following table.

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	October 30, 2021	October 31, 2020	October 30, 2021	October 31, 2020
Selling, General and Administrative Expenses	$344,725	$358,955	$1,057,290	$955,591
Less:
Consulting fees (a)	—	(102)	—	(194)
Private equity sponsor monitoring fee (b)	—	(12,953)	—	(14,793)
Equity compensation (c)	(2,921)	(23,359)	(36,126)	(27,049)
Severance and executive transition costs (d)	—	—	—	(4,137)
Costs related to the COVID-19 pandemic (e)	—	—	—	(17,632)
Payroll taxes associated with the 2021 Vesting Event (f)	—	—	(15,418)	—
Other (g)	(595)	(2,965)	(1,309)	(4,894)
Adjusted Selling, General and Administrative Expenses	$341,209	$319,576	$1,004,437	$886,892

Adjusted Selling, General and Administrative Expenses as a percentage of Net Sales	21.4%	23.7%	20.2%	21.7%

(a)	Represents outside consulting fees associated with our strategic cost savings and business optimization initiatives.
(b)	Represents our contractual payments under our Monitoring Agreement with our former private equity sponsor Kohlberg Kravis Roberts & Co. L.P.
(c)	Represents non-cash charges related to equity based compensation, which vary from period to period depending on certain factors such as the 2021 Vesting Event, timing and valuation of awards, achievement of performance targets and equity award forfeitures.
(d)	Represents severance costs associated with executive leadership changes and enterprise-wide organizational changes.
(e)
Represents costs incurred during the thirteen and thirty-nine weeks ended October 31, 2020, as a result of the COVID-19 pandemic, including temporary wage premiums, additional sick time, costs of additional cleaning supplies and third party cleaning services for the stores, corporate office and distribution centers, accelerated freight costs associated with shifting our inventory purchase earlier in the year to maintain stock, and legal fees associated with consulting in local jurisdictions. These costs were no longer added back beginning in the third quarter of 2020.

(f)	Represents cash expenses related to taxes on equity-based compensation resulting from the 2021 Vesting Event.
(g)
Other adjustments include (representing deductions or additions to Adjusted Selling, General and Administrative Expenses) amounts that management believes are not representative of our operating performance, including investment income, installation costs for energy savings associated with our profitability initiatives, legal fees associated with a distribution to NAHC's members and our omnibus incentive plan, store exit costs and other costs associated with strategic cost savings and business optimization initiatives.

Adjusted Free Cash Flow
We define “Adjusted Free Cash Flow” as net cash provided by (used in) operating activities less net cash provided by (used in) investing activities. We describe these adjustments reconciling net cash provided by operating activities to Adjusted Free Cash Flow in the following table.

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	October 30, 2021	October 31, 2020	October 30, 2021	October 31, 2020
Net cash provided by operating activities	$109,389	$83,597	$515,063	$857,218
Net cash used in investing activities	(24,944)	60	(58,711)	(13,790)
Adjusted Free Cash Flow	$84,445	$83,657	$456,352	$843,428